FOR IMMEDIATE RELEASE:  Tuesday, June 26, 2007

CONTACT:    Bradley T Nielson
            President and Chief Executive Officer
            Paul R. Killpack
            Chief Financial Officer
            MITY Enterprises, Inc.
            801-224-0589

                 MITY SHAREHOLDERS APPROVED PROPOSED MERGER


OREM, UTAH - MITY Enterprises, Inc. ("MITY" or the "Company"; NASDAQ: MITY) announced that at a special meeting of shareholders held today the Company's shareholders approved the proposed merger agreement providing for the merger of MITY with an affiliate of Sorenson Capital Partners L.P. and Peterson Partners LP.

Based on preliminary voting results provided by the Inspector of Elections, approximately 93% of the shares present and voting at the meeting voted for the approval of the merger agreement. The number of shares voting to approve the merger agreement represents approximately 77% of the total number of shares outstanding and entitled to vote.

Under the terms of the merger agreement, MITY shareholders will receive $21.50 in cash, without interest, for each share of MITY common stock they hold. The transaction is anticipated to close by July 16, 2007. This would be in advance of the target closing date of August 2, 2007 as defined in the merger agreement.

ABOUT MITY

Founded in 1987, MITY Enterprises, Inc. designs, manufactures and markets innovative institutional furniture created to meet the efficiency needs of its customers. MITY Enterprises focuses on providing premium quality institutional furniture products to niche markets. The product lines consist of multipurpose room furniture and healthcare seating. MITY's products are marketed under the Mity-Lite, Broda and Versipanel tradenames. Headquartered in Utah, MITY Enterprises serves national and international customers directly and through distributors. For further information, visit MITY Enterprises online at www.mityinc.com.

ABOUT SORENSON CAPITAL

Sorenson Capital (www.sorensoncapital.com) is a private equity fund that provides small- to middle-market buyout and growth equity investments with a particular focus on opportunities in selected states in the western U.S. Sorenson Capital is managed and controlled by West Rim Capital; both are headquartered in Salt Lake City, Utah with offices in Palo Alto, California and Phoenix, Arizona.

ABOUT PETERSON PARTNERS

Peterson Partners, based in Salt Lake City, is one of the Intermountain West's leading private equity firms. Specializing in small to mid-sized companies, Peterson Partners has a track record of success including investments in JetBlue, Making Memories, EnergySolutions, Asurion, Instashred, Winder Farms, 3form and Diamond Rental. Founded in 1995, Peterson Partners has over $300 million under management through four funds. Press Contact: Jordan Clements
(801) 365-0180 or jordan@petersonpartnerslp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements related to, among other things, the completion of the Merger and the other transactions contemplated by the Merger Agreement. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement and other risks and uncertainties outlined in the Company's documents filed with the Securities and Exchange Commission (SEC), including the Company's most recent annual report on Form 10-K for the fiscal year ended March 31, 2006, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. All forward-looking statements and other information in this press release are based upon information available as of the date of this release. Such information may change or become invalid after the date of this release, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this release.

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